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                                                                   EXHIBIT 5(b)

                     [Letterhead of Delta Air Lines, Inc.]


Delta Air Lines, Inc.
Hartsfield Atlanta International Airport                     Tel (404) 715-2387
Atlanta, Georgia  30320                                      Fax (404) 715-2233

                                                              February 23, 2000


Re:             Registration of Equipment Trust Certificates

Ladies and Gentlemen:

                This opinion is delivered to you in connection with the filing by Delta Air Lines, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, which Registration Statement, together with the previous registration statement (File No. 333-58647) previously filed by the Company relates to up to $1,746,381,000 in aggregate principal amount of Equipment Trust Certificates of the Company (the "Certificates"). Each series of Certificates will be issued pursuant to the provisions of a separate Trust Indenture and Security Agreement to be entered into among Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), The Bank of New York, as Indenture Trustee (the "Indenture Trustee") and the Company, as Lessee, substantially in the form incorporated by reference as an exhibit to the Registration Statement (each, an Indenture and, in the case of a refinancing transaction, each, as originally executed and as supplemented by a related Trust Agreement and Trust Indenture Supplement, an "Original Indenture").

                In connection with the opinions expressed below, I or counsel under my general supervision have examined and relied upon the accuracy of originals or copies, certified or otherwise identified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other papers as deemed necessary or advisable as a basis for such opinion. In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate.

                Unless otherwise defined herein, capitalized terms used herein have the meanings and assigned thereto in the related Indentures.

                Based on the foregoing, I am of the opinion that, assuming (i) the due authorization, execution and delivery of the Indentures (including the original Indentures, if any), the Trust Agreements and the related Trust Agreement and Trust Indenture
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Delta Air Lines, Inc.
February 23, 2000
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Supplements by each of the parties thereto (other than the Company), (ii) that the Trust Agreements, the Original Indentures, if any, and the related Trust Agreement and Trust Indenture Supplements have not been terminated, varied, transferred or assigned, (iii) the due authorization, execution, issue and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates to be issued under each such Indenture, in each case in accordance with the terms of such Indenture, and (iv) in the case of a refinancing transaction, that the outstanding original Loan Certificate under each Original Indenture is delivered by the holder thereof to the Indenture Trustee thereunder for cancellation and is cancelled, (A) the Indentures, when duly executed and delivered, will constitute valid and binding agreements of each of the parties thereto, and (B) the Certificates, when duly executed and delivered by the Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of the respective Indentures and sold in accordance with the related purchase agreement or underwriting agreement between the Company and the purchasers or underwriters, as the case may be, named therein, will be validly issued, will constitute valid and binding obligations of the Owner Trustee in accordance with their terms and will be entitled to the benefits of the applicable Indenture in accordance with their terms and the terms of such Indenture.

                The foregoing opinions are subject, as to enforcement, to the effect of (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, (2) general principles of equity (whether applied by a court of law or equity), and
(3) requirements that a claim with respect to any Certificates denominated other than in United States dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

                I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Certificates" in the prospectus relating to the Certificates that constitutes a part of the Registration Statement.

                                      Sincerely,

                                      /s/ROBERT S. HARKEY
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                                      Robert S. Harkey
                                      Senior Vice President-General Counsel
                                       and Secretary